    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2000

                                                      REGISTRATION NO. 333-82391
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           BOEING CAPITAL CORPORATION
             (Exact name of Registrant as specified in its Charter)

                         DELAWARE                                                    95-2564584
     (State or other Jurisdiction of Incorporation or                  (I.R.S. Employer Identification Number)
                       Organization)

         500 NACHES AVENUE, SW, THIRD FLOOR, RENTON, WASHINGTON, 98055
                                 (425)393-0153
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            MICHAEL C. DRAFFIN, ESQ.
        VICE PRESIDENT--TAXES & ASSOCIATE GENERAL COUNSEL AND SECRETARY
                           BOEING CAPITAL CORPORATION
    4060 LAKEWOOD BOULEVARD, SIXTH FLOOR, LONG BEACH, CALIFORNIA 90808-1700
                                 (562) 627-3085
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                                WITH A COPY TO:

                             H. DAVID HEUMANN, ESQ.
                           Assistant General Counsel
                           Boeing Capital Corporation
                      4060 Lakewood Boulevard, Sixth Floor
                       Long Beach, California 90808-1700

                  ROBERT W. KADLEC, ESQ.                                      NORMAN D. SLONAKER, ESQ.
                      Sidley & Austin                                             Brown & Wood LLP
                   555 West Fifth Street                                       One World Trade Center
               Los Angeles, California 90013                                New York, New York 10048-0557

                         ------------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                         ------------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
         TITLE OF EACH CLASS OF                   AMOUNT TO           AGGREGATE PRICE    AGGREGATE OFFERING      REGISTRATION
       SECURITIES TO BE REGISTERED              BE REGISTERED           PER UNIT(1)           PRICE(1)             FEE(1)(3)
Debt Securities..........................   $2,500,000,000(2)(3)           100%            $2,500,000,000          $695,000

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Or, if any debt securities are (i) denominated other than in U.S. dollars, such principal amount as shall result in an aggregate offering price equivalent to $2,500,000,000 at the time of initial offering, or
    (ii) issued at an original issue discount, such greater principal amount as shall result in aggregate gross proceeds to the Registrant of $2,500,000,000.

(3) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in the Registration Statement is a combined prospectus and also relates to registration statement No. 333-37635 previously filed by the Registrant on Form S-3 and declared effective on October 31, 1997. This Amendment to Registration Statement, which constitutes Amendment No. 2 to the new registration statement filed with the SEC on July 7, 1999, also constitutes Post-Effective Amendment No. 3 to registration statement
    No. 333-37635, and such Post-Effective Amendment No. 3 shall hereafter become effective concurrently with the effectiveness of this new Registration Statement and in accordance with Section 8 (c) of the Securities Act of 1933. The Prospectus included in this Post-Effective Amendment relates to the remaining unsold Debt Securities having an aggregate principal amount of $140,000,000 which were previously registered by the Registrant under registration statement No. 333-37635. A filing fee of $42,424.20 associated with such securities was previously paid with registration statement No. 333-37635; such amounts are not included in the calculation of registration fee above. This new Registration Statement and the registration statement amended hereby are collectively referred to herein as the "Registration Statement".


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PROSPECTUS

                          for an offering for sale of
                                 $2,640,000,000
                                       of
                           BOEING CAPITAL CORPORATION
                                DEBT SECURITIES

    - This Prospectus describes debt securities which Boeing Capital Corporation may issue and sell at various times. The section of this Prospectus entitled The Debt Securities provides general information about the debt securities. The Prospectus Supplement provides the specific terms of the debt securities.

    - The total principal amount of the debt securities issued under this Prospectus will not exceed $2,640,000,000.

    - We may distribute the debt securities through underwriters, dealers or agents, or may sell directly to investors. More detailed information is provided under the heading "How We Plan to Distribute the Debt Securities."


    - The date of this Prospectus is August 31, 2000.


    - Investing in our debt securities involves risks. You should read the "Risk Factors" section in the accompanying Prospectus Supplement to find out about these risks.

    - Neither the Securities and Exchange Commission nor any state securities commission has approved the debt securities or determined if this Prospectus and the Prospectus Supplement are truthful or complete. It is illegal for anyone to tell you otherwise.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
WHERE YOU CAN FIND MORE INFORMATION ABOUT US................      3

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS............      3

DESCRIPTION OF OUR BUSINESS AND OUR COMPANY.................      4

GENERAL INFORMATION ABOUT BOEING CAPITAL....................      4

USE OF PROCEEDS.............................................      5

RATIO OF EARNINGS TO FIXED CHARGES..........................      5

THE DEBT SECURITIES.........................................      5

HOW WE PLAN TO DISTRIBUTE THE DEBT SECURITIES...............     16

LEGAL OPINIONS REGARDING THE VALIDITY OF THE DEBT
  SECURITIES................................................     17

EXPERTS.....................................................     17

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

    We are subject to the information requirements of the Securities and Exchange Act of 1934, and accordingly we file reports, proxy statements and other information with the SEC. You can inspect and copy these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 50249. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find our SEC filings at the SEC's Internet website at http://www.sec.gov.

    The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to our SEC filings. Information incorporated by reference is considered to be part of this Prospectus and information that we file with the SEC after the date of this Prospectus will automatically update and supersede the information in this Prospectus. We incorporate by reference in this Prospectus the following filings we have made with the SEC:

    - our annual report on Form 10-K for the year ended December 31, 1999 (as amended by Form 10-K/A filed on March 27, 2000);

    - our quarterly report on Form 10-Q for the quarter ended March 31, 2000;


    - our quarterly report on Form 10-Q for the quarter ended June 30, 2000;


    - our current report on Form 8-K dated March 31, 2000 as filed with the SEC on April 13, 2000; and

    - all future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the debt securities.

    You may receive a copy of any of these filings, at no cost, by writing or calling Boeing Capital Corporation, 4060 Lakewood Blvd., Sixth Floor, Long Beach, California 90808-1700, Attention: Treasury Department, telephone: (562) 627-3000.

    We have filed a registration statement with the SEC to register the debt securities under the Securities Act of 1933. This Prospectus is part of that registration statement, but omits certain information contained in the registration statement as permitted by the SEC rules. You may obtain copies of the registration statement by writing to the address or calling the telephone number in the paragraph above.

                CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

    Certain statements in or incorporated by reference in this Prospectus and in the Prospectus Supplement are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements give our current expectations or forecasts of future events and the future performance of Boeing Capital and do not relate directly to historical or current events or the historical or current performance of Boeing Capital. Most of these statements contain words that identify them as forward-looking, such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," or other words that relate to future events, as opposed to past or current events.

    You should understand as you read this Prospectus that any forward-looking statement in this Prospectus or in the Prospectus Supplement may turn out to be wrong. A forward-looking statement may turn out to be wrong because our assumptions or predictions were in error, or because unknown risks arose after the date of this Prospectus. For example, among other things, any of the following could render a forward-looking statement inaccurate or wrong:

    - changes in general economic and business conditions affecting the commercial finance industry;

    - our ability to compete with other commercial finance companies;

    - the level of demand for financing; and

    - changes in our business strategies (or in our parent company's strategies).

    Please realize that an inaccurate or incorrect forward-looking statement may mean that the future performance of Boeing Capital will vary materially from the future performance predicted in this Prospectus and from the historical and current performance of Boeing Capital.

                  DESCRIPTION OF OUR BUSINESS AND OUR COMPANY

    We are a commercial finance company. Our primary businesses are commercial aircraft financing and commercial finance. Accordingly, our business is broken into two main groups: the commercial aircraft finance group and the commercial finance group. The commercial aircraft finance group operates primarily out of Boeing Capital's headquarters located at 500 Naches Avenue, SW, Third Floor, Renton, Washington 98055 and the commercial finance group operates primarily out of Boeing Capital's office located at 4060 Lakewood Boulevard, Sixth Floor, Long Beach, California 90808-1700 and their respective telephone numbers are
(425) 393-0153 and (562) 627-3000. Unless the context otherwise indicates, the terms "we," "us," or "Boeing Capital" mean Boeing Capital Corporation and its wholly-owned subsidiaries.

THE COMMERCIAL AIRCRAFT FINANCE GROUP

    Through our commercial aircraft finance group, we finance commercial aircraft by purchasing aircraft subject to lease to airlines and by providing secured financing for aircraft purchases. Until 1986, Boeing Capital financed only McDonnell Douglas aircraft. Since 1986, Boeing Capital has financed aircraft manufactured by manufacturers other than McDonnell Douglas; however, aircraft manufactured by McDonnell Douglas continue to comprise a majority of Boeing Capital's commercial aircraft portfolio.


    As of June 30, 2000 and December 31, 1999, the carrying value of Boeing Capital's commercial aircraft portfolio was $2,511.9 million and $1,410.8 million, respectively. These numbers represent 59.2% and 48.5% respectively, of Boeing Capital's total portfolio. The significant increase in both the carrying value of Boeing Capital's commercial aircraft portfolio and the percentage of Boeing Capital's total portfolio is due to the acquisition of a portfolio of leases, the related aircraft equipment and loans secured by aircraft and related assets from its parent, The Boeing Company.


THE COMMERCIAL FINANCE GROUP

    Through our commercial finance group, we provide single-investor, tax-oriented lease financing and debt financing. The group specializes in leasing equipment such as executive aircraft, machine tools, over-the-road transportation equipment, printing equipment, vessels and other types of equipment which it believes will maintain strong collateral and residual values. The group is based in Long Beach, but maintains marketing offices in Chicago, Illinois, Atlanta, Georgia, Austin, Texas and Detroit, Michigan. The group obtains business primarily through the direct solicitation of customers and brokers/syndicators by its marketing personnel.


    As of June 30, 2000 and December 31, 1999, the carrying value of Boeing Capital's commercial finance portfolio was $1,727.7 million and $1,497.6 million, respectively. These numbers represent 40.7% and 51.5%, respectively, of Boeing Capital's total portfolio.


                    GENERAL INFORMATION ABOUT BOEING CAPITAL

    Boeing Capital was incorporated in Delaware in 1968 and is a wholly-owned subsidiary of Boeing Capital Services Corporation, which is a wholly-owned subsidiary of McDonnell Douglas Corporation, which, in turn, is a wholly-owned subsidiary of The Boeing Company. We became an indirect subsidiary of The Boeing Company on August 1, 1997 as the result of the merger of McDonnell Douglas Corporation with a subsidiary of The Boeing Company.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable Prospectus Supplement, we will use the net proceeds from the sale of the debt securities:

    - to fund the acquisition of businesses and parts of businesses;

    - to purchase equipment for leases and loans; and

    - for other corporate purposes such as reducing indebtedness, including indebtedness we owe to McDonnell Douglas Corporation and The Boeing Company.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table shows the ratio of our earnings to fixed charges for the periods indicated:


                                                                                                               SIX MONTHS
                                                                        YEARS ENDING                              ENDED
                                                                        DECEMBER 31,                            JUNE 30,
                                                    ----------------------------------------------------   -------------------
                                                      1999       1998       1997       1996       1995       2000       1999
(DOLLARS IN MILLIONS)                               --------   --------   --------   --------   --------   --------   --------
Ratio of income before provisions for income taxes
  and fixed charges to fixed charges..............    1.95       1.80       1.68       1.62       1.57       1.55       1.80
                                                      ----       ----       ----       ----       ----       ----       ----


    We have computed these ratios by dividing earnings available for fixed charges for each period by fixed charges for that period. For purposes of these computations, we calculated "earnings" by adding our pre-tax income and our fixed charges. We calculated "fixed charges" by adding the interest we pay on our indebtedness, the amount we amortize for debt financing costs and our estimate of the amount of the interest within our rental expense.

                              THE DEBT SECURITIES

    We may offer and sell from time to time two types of debt securities. We have designated the first type as Senior Securities and the second type as Subordinated Securities.


    The Senior Securities are to be issued under an indenture dated as of August 31, 2000 (the "Senior Indenture"), between Boeing Capital and Bankers Trust Company, as trustee ("Bankers Trust"). The Subordinated Securities are to be issued pursuant to an indenture dated as of August 31, 2000 (the "Subordinated Indenture"), between Boeing Capital and Bankers Trust, as trustee. The Senior Securities and Subordinated Securities are referred to herein as the "debt securities". The Senior Indenture and Subordinated Indenture are collectively referred to herein as the "Indentures" and Bankers Trust is herein referred to as the "Trustee".


    The following description of the debt securities summarizes certain of the material provisions of the Indentures and the debt securities. This summary is not intended to be a full restatement of all of the terms of the debt securities. We urge you to read the Indentures because they, and not this description, will define your rights as a holder of the debt securities. We have filed the Indentures as exhibits to the Registration Statement of which this Prospectus is a part.

    The following description relates generally to every series of debt securities. The particular terms of any series of debt securities will be set forth in the Prospectus Supplement that relates to such series. If any information in the Prospectus Supplement differs from the general terms described below, you should rely on the information in the Prospectus Supplement with respect to the particular debt securities being offered.

GENERAL

    The debt securities will be unsecured general obligations of Boeing Capital. The Senior Securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The Subordinated Securities will be subordinated to all of our existing and future senior indebtedness as described below under "Subordination".

    The Indentures do not limit the aggregate principal amounts of debt securities that may be issued thereunder. The Indentures allow us to issue debt securities from time to time in one or more series with varying maturities, at par or at a discount. The Indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of such series or establish additional terms for such series of debt securities.

    You should refer to the Prospectus Supplement applicable to the debt securities for which this Prospectus is being delivered with respect to the following terms:

    - the title of the debt securities being offered and whether they are Senior Securities, Subordinated Securities or both;

    - the aggregate principal amount and the denominations in which the debt securities are being offered;

    - the price or prices at which the debt securities are being offered;

    - the date or dates on which the principal of the debt securities is scheduled to become due;

    - the rate or rates, which may be fixed or variable, at which the debt securities will bear interest or the formula by which the interest will be calculated; the date or dates from which such interest will accrue, and the method by which such interest will be paid;

    - the terms and conditions upon which we may redeem the debt securities;

    - any obligation by us to redeem, purchase or repay the debt securities at the option of the holder;

    - any provisions for the establishment of a sinking, purchase or other similar fund, if any;

    - whether the debt securities are to be issued as fully registered securities, bearer securities or both, and with or without coupons, or both;

    - whether the debt securities will be issued in whole or in part in the form of a global certificate;

    - any provisions for the payment of specified taxes, assessments or other governmental charges to non-United States persons or option to redeem the affected debt securities in lieu of making such payments;

    - any additional covenants applicable to the debt securities;

    - the currency or currency unit of payment of principal of and premium, if any, and interest on such debt securities, and any index used to determine the amount of principal of and premium, if any, and interest on such debt securities;

    - any events of default other than those described in the Indentures; and

    - any other terms of such debt securities.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

    The debt securities of a series may be issued in fully registered form, as bearer securities with coupons attached or both. The debt securities of a series may be issuable in permanent global form. If the debt securities are issuable as both registered and bearer securities, the holder can opt to exchange the bearer securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) for registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Unless the Prospectus Supplement for such series provides otherwise, bearer securities that are to be exchanged between a record date and a date on which the next interest payment is due will be surrendered without the coupon relating to such interest payment and such interest payment will be made to the holder of the coupon when due. We will not issue bearer securities in exchange for registered securities.

    The debt securities may be presented for exchange and registration of transfer at the offices of the Trustee, Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group. The debt securities may also be submitted to transfer agents designated by us in the applicable Prospectus Supplement. The transfer or exchange will be effected when the Trustee or authorized transfer agent is satisfied with the documents of title and the identity of the person making the request. At a minimum, we will establish transfer agents, in the case of registered securities, in each place where payments can be made with respect to such series, and in the case of bearer securities, in each place of payment for such series located outside the United States. Additional transfer agents may be designated in the Prospectus Supplement or otherwise from time to time and we reserve the right to rescind the designation of any transfer agent or to approve a change in the location through which any transfer agent acts. While there will be no service charge for any registration of transfer or exchange of the debt securities, we may require payment of an amount sufficient to cover any taxes and other governmental charges associated with such registration.

    If only part of a series of outstanding debt securities is to be called for redemption, we will not be required to do the following:

    1. register the transfer of or exchange debt securities of the series to be redeemed from 15 days before the date notice is given identifying the serial numbers of the debt securities to be redeemed and ending at the close of business on (a) the day of mailing of the notice of redemption, if the debt securities of such series are issuable only as registered securities, (b) the first day of publication of the notice of redemption, if the debt securities of such securities are issuable ONLY as bearer securities, or (c) the day of mailing of the notice of redemption if the debt securities of such series are issuable as both registered securities and bearer securities and no publication of the notice has been made;

    2. register the transfer or exchange of any registered security called for redemption except for the portion, if any, that is not being redeemed;

    3. exchange any bearer securities called for redemption, except in exchange for registered securities of that series of like tenor and principal amount that will be immediately surrendered for redemption.

PAYMENT

    We will make payments of principal of and premium, if any, and interest, if any, on registered securities at the offices of the agent or agents designated by us to make such payments. We may also make payments of interest, at our option, by check mailed to the address of the person appearing on the securities register maintained by Trustee or by wire transfer to the account of the person appearing on such register. Unless otherwise set forth in the applicable Prospectus Supplement, we will make payments of interest due on the registered securities to the holder of record as it appears on the register maintained by the Trustee at the close of business on the date established for making such determination.

    Unless otherwise indicated in the applicable Prospectus Supplement, we will make payments of principal of and premium, if any, and interest, if any, on bearer securities, subject to any applicable law and regulations, at the offices of paying agents designated by us located outside the United States, or by check or wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, we will only make payments of interest on bearer securities against surrender of the coupon relating to such interest installment.

    We have designated the Trustee as our sole paying agent for debt securities issuable solely as registered securities. We have designated, in the case of (a) registered securities, the Trustee as paying agent in the Borough of Manhattan, The City of New York and, (b) bearer securities, a paying agent in each place outside of the United States where such debt securities or their associated coupons may be surrendered for payment, provided, however, that if such debt securities are listed on a stock exchange located outside the United States and if required by the rules of such stock exchange, we have agreed to maintain a paying agent in such cities outside the United States as required.

    Additional paying agents may be designated in the Prospectus Supplement or otherwise from time to time and we reserve the right to rescind the designation of any paying agent or to approve a change in the location through which any paying agent acts.

    Any moneys we pay to a paying agent for the payment of principal of, premium, or interest on the debt securities which remains unclaimed at the first anniversary of the date such payment was due will be returned to us.

GLOBAL SECURITIES

    We may issue the debt securities in global form. The global securities may be issued in registered or bearer form and may be temporary or permanent. The global securities will be deposited with, or on behalf of, the depository identified in the applicable Prospectus Supplement. The Prospectus Supplement will also describe the circumstances, if any, under which beneficial owners may be able to exchange their interest in a global security for definitive securities of the same series. You are advised to refer to the Prospectus Supplement for more detailed information with respect to the issuance of definitive securities and the terms thereof, and the terms of the depositary arrangements we have made with respect to any global security.

CERTAIN COVENANTS

DEFINITIONS.

    The following defined terms will be used in this description of the covenants:

    "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) evidencing equity ownership.

    "Consolidated Assets" means the amount of all assets which under generally accepted accounting principles as in effect on the date of such balance sheet would appear on our consolidated balance sheet (after deducting related depreciation, amortization, unearned finance charges, allowance for credit losses and other valuation reserves), but not including goodwill, unamortized debt discount and expenses, corporate organization expenses, patents and trademarks.

    "Consolidated Liabilities" means the amount of all liabilities which under generally accepted accounting principles as in effect on the date of such balance sheet would appear on our consolidated balance sheet, including, without limitation, the par value or involuntary liquidation value, whichever is greater, of minority interests, if any, in preference stock of all subsidiaries, but not including the following: redeemable preferred or preference stock, minority interests, if any, in common stock of subsidiaries, valuation reserves (including unearned finance charges and allowances for credit losses deducted from assets), our Capital Stock and surplus and surplus reserves, deferred taxes, deferred investment tax credits and any of our Subordinated Indebtedness.

    "Debt" means, with respect to any person, all obligations for borrowed money of such person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such person as liabilities of such persons, including (a) direct debt and other similar monetary obligations of such person, (b) obligations secured by any lien upon property owned by such person or obligations created or arising under any conditional sale, capital lease, or other title retention agreement with respect to property acquired by such person; provided, however, that debt does not include any indebtedness, including purchase money indebtedness, with respect to which a creditor has no recourse against the obligor except recourse to specific property the acquisition of which was financed by or otherwise secures such indebtedness, or the proceeds of any sale or lease of such property or both, and (c) obligations under agreements to pay installments of purchase price or other like payments with respect to fixed assets not utilized by such person or its subsidiaries in the ordinary course of business, including obligations ostensibly to pay rent under which an equity interest is to be acquired in the rented property. Debt includes all guarantees of such person to the extent the amount of such guarantees is in excess of 50% of the Shareholder's Equity of such person.

    "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract (but excluding a landlord's statutory lien for rent not yet due), and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Indentures, Boeing Capital shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, capital lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other person for security purposes.

    "Original Issue Discount Security" means any debt security which provides for an amount less than the principal amount thereof to be due and payable.

    "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

    "Senior Indebtedness" means all of the indebtedness of, or guaranteed by, Boeing Capital for borrowed money (including the principal of, premium, if any, or interest on any such borrowed money and any commitment fees for unborrowed amounts which, if borrowed, would constitute Senior Indebtedness), whether currently outstanding or hereafter incurred, unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of Boeing Capital.

    "Shareholder's Equity" of any Person means the shareholder's equity appearing on the balance sheet of such Person as determined under generally accepted accounting principles.

    "Subordinated Indebtedness" means the Subordinated Securities and all other indebtedness of, or guaranteed by, Boeing Capital whether or not outstanding on the date of the Subordinated Indenture, which is by the terms thereof made subordinate and junior in right of payment to all Senior Indebtedness.

LIMITATION UPON LIENS

    The Indentures provide that we will not, create or permit to continue in existence any Lien or charge of any kind, upon any of our Property or assets unless the debt securities then outstanding shall be equally and ratably secured (subject, in the case of the Subordinated Securities, to subordination as to rights of payment as provided in the Subordinated Indenture), with any other obligation or indebtedness so secured, except that we may:

    (a) lease or sublease Property to others in the ordinary course of our business or lease or sublease any Property if such Property is not needed by us in the operation of our business;

    (b) create, assume and incur or permit to exist Liens on Property acquired or constructed by us to secure the purchase price of such Property (or to secure indebtedness for money borrowed or incurred prior to or within 12 months after the acquisition or construction of any such Property to be subject to such Lien for the purpose of such acquisition or construction), or Liens existing on any such Property at the time of acquisition, whether or not assumed, or any Lien existing on any Property of any Person at the time it becomes a subsidiary or is merged or consolidated with Boeing Capital or at the time of acquisition of the assets of a Person as an entirety or substantially as an entirety by Boeing Capital, and any conditional sales agreement or other title retention agreement with respect to any Property hereafter acquired; provided, however, that the aggregate principal amount of the indebtedness secured by all such Liens on any particular Property shall not exceed the cost of such Property, including the improvements thereon, to Boeing Capital, and provided, further, that any such Lien does not extend to other Property owned prior to such acquisition or construction or to Property thereafter acquired or constructed;


    (c) create, assume and incur such Liens that secure indebtedness for borrowed money, including purchase money indebtedness, which are incurred to finance or refinance (irrespective of whether the original acquisition of the Property was with or from money borrowed) the acquisition of Property subject to such Lien and in respect of which the creditor has no recourse against Boeing Capital except recourse to such Property or to the proceeds of any sale or lease of such Property or both;


    (d) create, assume and incur or permit to exist Liens on Property of Boeing Capital in favor of the United States of America or any state thereof, or any department, governmental body, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract, or statute relating thereto;

    (e) make any deposit with or give any form of security to any governmental agency or other body created or approved by law or governmental regulation in order to enable Boeing Capital to maintain self-insurance, or to participate in any fund or payment in connection with workmen's compensation, unemployment insurance, old-age pensions, or other social security, or to share in any privileges or other benefits available to corporations participating in such arrangements, or for any other purpose at any time required by law or regulation promulgated by any government agency or office as a condition to the transaction of any business or the exercise of any privilege or license, or deposit assets of Boeing Capital with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by Boeing Capital from any judgment or decree against it, or in connection with any other proceedings in actions at law or suits in equity by or against Boeing Capital;

    (f) incur or suffer to be incurred or to exist upon any of its Property or assets (i) Liens for taxes, assessments or other governmental charges or levies which are not yet due or payable without penalty or of which amount, applicability or validity is being contested by Boeing Capital in good faith by appropriate proceedings and Boeing Capital shall have set aside on its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by generally accepted accounting principles), provided, that foreclosure, distraint, sale or similar proceedings (other than those that may be and are cured by payment) have not been commenced, (ii) the Liens of any judgment and other similar Liens arising in connection with court proceedings, provided such Lien is discharged or the execution or other enforcement of such Lien is effectively stayed within six months of the creation of such Lien, (iii) undetermined Liens or charges incident to construction, (iv) materialmen's, mechanics', workmen's, repairmen's, landlords' liens for rent or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested by Boeing

Capital in good faith by appropriate proceedings, or deposits to obtain the release of such Liens or (v) any encumbrances consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title thereto, which do not materially impair the use of such property by Boeing Capital in the operation of its business or the value of such property for the purpose of such business;

    (g) create or suffer to be created or to exist in favor of any lender of moneys or holder of commercial paper of Boeing Capital in the ordinary course of business a banker's lien or right of offset in the holder of such indebtedness on moneys of Boeing Capital deposited with such lender or holder in the ordinary course of business;

    (h) create, assume and incur Liens that relate solely to the purchase of, or the investment in or with respect to, a specific item or items of tangible personal property and secures indebtedness evidenced by participation certificates, trust certificates, indentures or the like, however denominated, provided, further, that no such Lien shall constitute a general lien or mortgage on substantially all the tangible assets of Boeing Company;

    (i) refund, replace or extend any Lien permitted by the Indentures for amounts not exceeding the principal amount of indebtedness so refunded or extended at the time of the refunding or extension thereof, and covering only the same Property theretofore securing the same;

    (j) deposit or pledge assets as security for the performance of any contract or undertaking not directly or indirectly related to the borrowing of money or the securing of indebtedness, if made in the ordinary course of business;

    (k)  permit to exist any Lien existing on the date of the Indentures;


    (l) create, assume and incur or permit to exist any Lien on any aircraft or equipment held by Boeing Capital for lease to third parties, if such Lien secures an obligation in respect of money borrowed which provides that recourse to Boeing Capital shall not be had for the payment of such obligation;



    (m) for the avoidance of doubt, create, incur, or suffer to be created or to exist Liens granted in connection with, or otherwise evidencing, the sale or securitization of accounts, leases, chattel paper, instruments, general intangibles or other financial assets of Boeing Capital or any subsidiary; and



    (n) in addition to the Liens permitted by clauses (a) through (m) above, secure an aggregate principal amount of indebtedness of Boeing Capital not in excess of 15% of Consolidated Assets.


    Reference is made to the Prospectus Supplement relating to the Securities offered thereby for information with respect to additional covenants that may be included in the terms of the debt securities.

MERGER AND SALES OF ASSETS BY BOEING CAPITAL

    Boeing Capital may consolidate or merge with or into any other corporation, and Boeing Capital may convey, transfer or lease all or substantially all of its Properties or assets to another Person provided that:

    (a) the corporation formed by such consolidation or into which Boeing Capital is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of Boeing Capital substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and if such corporation is not Boeing Capital, shall expressly assume, by an indenture supplemental, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, (and premium, if any) and interest (including all additional amounts, if any) on all the debt securities and the performance of every covenant of the respective Indenture on the part of Boeing Capital to be performed or observed;

    (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Boeing Capital as a result of such transaction as having been incurred by Boeing Capital at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

    (c) if, as a result of any such consolidation, merger, conveyance, transfer or lease, the properties or assets of Boeing Capital would become subject to a mortgage, pledge, lien, security interests or other encumbrances which would not be permitted by the applicable Indenture, Boeing Capital or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary to effectively secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

    (d) Boeing Capital has delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation (if the corporation formed by such consolidation is not Boeing Capital), merger, conveyance, transfer or lease and such supplemental indenture comply with the terms of the respective Indentures and that all conditions precedent therein provided for relating to such transaction shall have been complied with.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    The following events are defined in the Indentures as "events of default":

    - the non-payment of any interest extending 30 days beyond the date such interest payment became due and whether or not, in the case of the Subordinated Securities, such payment is prohibited by the subordination provisions referred to below under "Subordination";

    - non-payment of any principal of (or premium, if any, on) the debt securities of the applicable series as such payments become due whether or not, in the case of the Subordinated Securities, such payment is prohibited by the subordination provisions referred to below under "Subordination";

    - default in the deposit of any sinking fund payment when and as due, whether or not, in the case of the Subordinated Securities, such payment is prohibited by the Subordination provisions referred to below under "Subordination";

    - default in the performance of any other covenant or warranty of Boeing Capital in the respective Indenture which remains unremedied for a period of 60 days after notice of default by the holders of at least 25% in principal amount of the outstanding debt securities of that series or by the Trustee;

    - an event of default, as defined in any mortgage, indenture or instrument evidencing any indebtedness of Boeing Capital for money borrowed (including other series of debt securities) in excess of $35,000,000 aggregate principal amount then outstanding (except that such dollar amount shall not apply with respect to a default with respect to debt securities of any series outstanding), as a result of which such indebtedness of Boeing Capital shall have been accelerated and such acceleration shall not have been annulled or rescinded, or there having been deposited in trust a sum of money sufficient to discharge in full such indebtedness, within a period of 20 days after written notice thereof;

    - certain events of bankruptcy, insolvency or reorganization; or

    - any other event of default provided in a supplemental indenture with respect to debt securities of a particular series.

    Reference is made to the Prospectus Supplement relating to any series of offered debt securities which are Original Issue Discount Securities for the particular provisions relating to the principal amount of such Original Issue Discount Securities due upon acceleration upon the occurrence of an event of default and its continuation.

    The Trustee is required, within 90 days after the occurrence of any default which is known to the Trustee and is continuing, to give to the holders of the applicable series of debt securities with respect to which such default has occurred notice of such default, provided, that, except in the case of default in the payment of principal, premium, if any (including any sinking fund payment) or interest, if any, on a series of debt securities with respect to which such default has occurred, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the holder of the debt securities of such series.

    If an event of default with respect to debt securities of any series then outstanding shall have occurred and be continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may declare the principal (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and accrued interest of all the debt securities of such series to be due and payable immediately; provided, however, that in certain cases, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may rescind and annul such declaration and its consequences.

    The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the applicable Indenture at the request of the holders of debt securities of such series. The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

    In certain cases, the holders of not less than a majority in principal amount of an outstanding series of debt securities may, on behalf of the holders of all debt securities of such series, and any coupons appertaining thereto, waive any past default with respect to such series except a default in the payment of the principal, premium, if any, or interest (except to the extent that such interest has been paid), if any, on such series of debt securities with respect to which such default has occurred.

    We are required to file annually with the Trustee a certificate as to the absence of defaults under each Indenture.

    The occurrence of an event of default under an Indenture may give rise to a cross-default under other series of debt securities issued under such Indenture and other indebtedness of ours that may be outstanding from time to time.

NOTICES

    Except as otherwise provided in the Indentures, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such debt securities. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security registers maintained by the Trustee.

MODIFICATION OF THE INDENTURES

    Modification and amendment of the Indentures may be made by us and the Trustee without the consent of any holder, for any of these purposes:

    - to evidence the succession of another corporation to Boeing Capital;

    - to add to the covenants of Boeing Capital for the benefit of the holders of all or any series of debt securities;

    - to add additional events of default;

    - to change any provision of the Indentures to facilitate the issuance of bearer securities;

    - to change or eliminate any provision of any Indenture, provided no debt security outstanding of any series is entitled to the benefit of such provision;

    - to secure the debt securities;

    - to establish the form or terms of unissued debt securities;

    - to provide for the acceptance of appointment by a successor trustee; or

    - to cure any ambiguity, defect or inconsistency in either Indenture or both of them provided such action does not adversely affect the interests of holders of debt securities.

    Modification and amendment of the Indentures may be made by us and the Trustee with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of an affected series, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

    - change the stated maturity date or the principal of, premium, if any, or any installment of interest (or any additional amount) on, any such debt security;

    - reduce the principal amount or rate of interest thereon;

    - change the redemption price, if applicable;

    - change the place or currency of payment of principal of or premium, if any, or interest on any debt security;

    - impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

    - reduce the above-stated percentage of outstanding debt securities necessary to modify or amend the respective Indentures;

    - modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default or compliance with certain restrictive provisions to less than a majority; or

    - with respect to the Senior Securities, reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof.

DISCHARGE AND DEFEASANCE

    Under each of the Indentures, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the applicable Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be.

    Each Indenture further provides that, if applicable to the debt securities of any series, we may elect to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) ("defeasance") upon the irrevocable deposit by us with the Trustee, in trust, of an amount of money or U.S. Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

    Such a trust may only be established if, among other things, (i) the defeasance does not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other agreement or instrument to which we are a party or by which we are bound, (ii) no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of such a trust and (iii) we have delivered to the Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and such opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable Indenture.

    "U.S. Government Obligations" means generally direct noncallable obligations of the United States of America for the payment of which its full faith and credit is pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

    The applicable Prospectus Supplement may further describe the provisions, if any, permitting defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

SUBORDINATION

    The indebtedness evidenced by the Subordinated Securities and the payment of the principal of and premium, if any, and interest, if any, on each and all of the Subordinated Securities are subordinated in right of payment to the prior payment in full of Senior Indebtedness and, unless specifically designated as ranking junior to other subordinated debt securities of Boeing Capital, are PARI PASSU with all other subordinated debt securities of Boeing Capital which have not been specifically designated as ranking junior to other subordinated debt securities of Boeing Capital. We have not issued any subordinated debt ranking junior to the Subordinated Securities but we reserve the right to issue such junior subordinated debt.

    If we default in the payment of any Senior Indebtedness, unless and until such default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of and premium, if any, or interest, if any, or any additional amounts on the Subordinated Securities, or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of any of the Subordinated Securities.

    If any other event of default occurs with respect to any Senior Indebtedness, permitting the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of, or premium, if any, or interest, if any (including additional amounts) on any Subordinated Securities or in respect of any sinking fund for, or redemption, retirement, purchase or other acquisition of the Subordinated Securities, during any period of 90 days after written notice of such default shall have been given to us by any holder of Senior Indebtedness or during any period in which any judicial proceeding is pending in respect of such default and a notice of acceleration of the maturity of such Senior Indebtedness has been transmitted to us in respect of such default.

    In the event of: (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment or other similar proceeding relating to Boeing Capital, its creditors or its property: (ii) any proceeding for the liquidation, dissolution or other winding up of Boeing Capital, whether voluntary or involuntary, whether or not involving bankruptcy proceedings; (iii) any assignment by Boeing Capital for the benefit of creditors; or (iv) any other marshalling of the assets of Boeing Capital, all Senior Indebtedness shall first be paid in full before any payment or distribution shall be made to any holder of Subordinated Securities.

    If any such payment or distribution to be paid to the holders of Senior Indebtedness shall be made to any holder of Subordinated Securities in contravention of the foregoing and before all of the Senior Indebtedness shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all Senior Indebtedness remaining unpaid.

    Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of Senior Indebtedness then outstanding. Upon payment in full of all Senior Indebtedness, the holders of Subordinated Securities shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all amounts owing on the Subordinated Securities shall have been paid in full, and such amounts or distributions which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between Boeing Capital and its creditors (other than the holders of Senior Indebtedness), on the one hand, and the holders of the Subordinated Securities, on the other hand, be deemed to be a payment by Boeing Capital on account of Senior Indebtedness and on account of the Subordinated Securities.


    As of the date hereof, we had issued none of our Senior Securities pursuant to the Senior Indenture and none of our Subordinated Securities pursuant to the Subordinated Indenture. As of June 30, 2000, there was $3,074.7 million in Senior Indebtedness outstanding and $44.9 million in Subordinated Indebtedness outstanding.


    The holders of the debt securities should not rely on the continued existence of the covenants described above because they will expire (i) as the indebtedness related thereto matures and is paid, (ii) if we prepay such related indebtedness or (iii) if we amend or delete such restrictions through the process of negotiation.

                 HOW WE PLAN TO DISTRIBUTE THE DEBT SECURITIES

METHOD OF DISTRIBUTION

    We may sell the debt securities to or through underwriters, to be designated from time to time, and we also may sell debt securities directly to investors or through agents or broker-dealers. In addition, we may authorize agents of Boeing Capital to solicit and receive offers from certain institutions to purchase the debt securities. Any distributor to whom or through whom we will sell debt securities will be named in the applicable Prospectus Supplement. Each Prospectus Supplement will detail the method of distribution for the debt securities offered in connection with such Prospectus Supplement.

PRICING

    The debt securities may be sold from time to time in one or more transactions at:

    - a fixed price or prices, subject to change;

    - market prices prevailing at the time of sale;

    - prices relating to prevailing market prices; or

    - negotiated prices.

COMPENSATION TO DISTRIBUTORS OF THE DEBT SECURITIES

    We, or purchasers of debt securities for whom underwriters act as agents, may pay compensation to the distributors of the debt securities. Such compensation may be discounts, concessions or commissions. This compensation, as well as profit received by distributors in connection with the resale of debt securities, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Each Prospectus Supplement will describe any distributor receiving compensation from us deemed to be "underwriting discounts and commissions" under the Securities Act of 1933 and the compensation received by the distributor.

INDEMNIFICATION OF DISTRIBUTORS OF THE DEBT SECURITIES

    We may enter into agreements with distributors of the debt securities to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933.

BEARER DEBT SECURITIES

    Each distributor of debt securities which are issuable as bearer debt securities will agree not to offer, sell or deliver, in any manner, bearer debt securities in the United States or to United States persons (other than qualified institutional buyers) in connection with the original issuance of the debt securities.

OTHER INFORMATION

    Some distributors of the debt securities or affiliates of such persons may perform services for Boeing Capital or engage in transactions with Boeing Capital in the ordinary course of business. In connection with the distribution of the debt securities, Boeing Capital may enter into swap or other hedging transactions with, or arranged by, distributors of the debt securities or affiliates of such persons. These distributors or their affiliates may receive compensation, trading gain or other benefits from these transactions.

          LEGAL OPINIONS REGARDING THE VALIDITY OF THE DEBT SECURITIES

    Sidley & Austin, Los Angeles, California or Michael C. Draffin, Vice President--Taxes & Associate General Counsel and Secretary of Boeing Capital or
H. David Heumann, Assistant General Counsel of Boeing Capital or Ashok K. Tripathi, Counsel of Boeing Capital will pass upon the validity of the debt securities for Boeing Capital. Brown & Wood LLP, New York, New York will pass upon the validity of the debt securities for the underwriters and agents.
Mr. Draffin, Mr. Heumann or Mr. Tripathi may rely, as to all matters governed by New York law, on the opinion of Brown & Wood LLP.

                                    EXPERTS


    The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from Boeing Capital's Annual Report on Form 10-K for the year ended December 31, 1999, and from Boeing Capital's current report on Form 8-K dated March 31, 2000 as filed with the SEC on April 13, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCES

    The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except for the registration fee.

Registration Fee........................................  $  695,000
Fees and Expenses of Accountants........................      40,000
Fees and Expenses of Counsel............................     182,500
Blue Sky Fees and Expenses..............................       2,000
Fees and Expenses of Trustee............................       3,500
Printing Expenses.......................................      36,000
Rating Agency Fees......................................     393,000
Miscellaneous...........................................      14,500
Total...................................................  $1,366,500

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Article XXIII of Boeing Capital's by-laws and resolutions adopted by Boeing Capital's board of directors contain provisions for indemnification of its directors and officers consistent with the provisions of said Section 145.

    Boeing Capital's by-laws provide, in substance, that each person made a party or threatened to be made a party to any type of proceeding, by reason of the fact that he or she is or was a director or officer of Boeing Capital or that, being or having been such a director or officer or an employee of Boeing Capital, he or she is or was serving at the request of an executive officer of Boeing Capital as a director, officer, employee or agent of another corporation, will be indemnified and held harmless by Boeing Capital to the full extent permitted by the Delaware General Corporation Law, against all expense, liability and loss actually and reasonably incurred by such person in connection therewith. In certain cases, the indemnified party will be entitled to the advancement of certain expenses relating to indemnification.

    Officers and directors of Boeing Capital are covered by insurance that (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act" including any alleged error or misstatement, misleading statement, wrongful act or omission, neglect or breach of duty in their capacities as such.

ITEM 16.  LIST OF EXHIBITS


1.                         Form of Distribution Agreement.*
4(a).                      Form of Indenture between Boeing Capital Corporation and
                           Bankers Trust Company providing for the issuance of the
                           Senior Notes.

4(b).                      Form of Indenture between Boeing Capital Corporation and
                           Bankers Trust Company providing for the issuance of the
                           Subordinated Notes.

4(c).                      Form of Senior Fixed Rate Medium-Term Note.

4(d).                      Form of Subordinated Fixed Rate Medium-Term Note.

4(e).                      Form of Senior Floating Rate Medium-Term Note.

4(f).                      Form of Subordinated Floating Rate Medium-Term Note.

5.                         Opinion of Sidley & Austin.*

12.                        Computation of Ratio of Earnings to Fixed Charges.**

23(a).                     Consent of Deloitte & Touche LLP.

23(b).                     Intentionally omitted.

23(c).                     Consent of Sidley & Austin (included in Exhibit 5).*

24.                        Power of Attorney (included on page II-4).*

25(a).                     Statement of Eligibility under the Trust Indenture Act of
                           1939 on Form T-1 of Bankers Trust Company with respect to
                           the Senior Debt Securities.*

25(b).                     Statement of Eligibility under the Trust Indenture Act of
                           1939 on Form T-1 of Bankers Trust Company with respect to
                           the Subordinated Debt Securities.*


------------------------

* Previously filed with Boeing Capital's S-3 Registration Statement on July 7, 1999


** Incorporated by reference to Boeing Capital's Annual Report on Form 10-K for the year ended December 31, 1999, Boeing Capital's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and Boeing Capital's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.


ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

        (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

        (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

        (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to

Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Renton and State of Washington, on the 30th day of August, 2000.


                                                       BOEING CAPITAL CORPORATION

                                                       By:           /s/ THOMAS J. MOTHERWAY
                                                            -----------------------------------------
                                                                       Thomas J. Motherway
                                                                            PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                /s/ *MICHAEL M. SEARS
     -------------------------------------------       Director, Chairman of the       August 30, 2000
                  Michael M. Sears                       Board

               /s/ THOMAS J. MOTHERWAY
     -------------------------------------------       Director, President and         August 30, 2000
                 Thomas J. Motherway                     Principal Executive Officer

               /s/ STEVEN W. VOGEDING
     -------------------------------------------       Vice President and Principal    August 30, 2000
                 Steven W. Vogeding                      Financial Officer

              /s/ *THEODORE J. COLLINS
     -------------------------------------------       Director                        August 30, 2000
                 Theodore J. Collins

               /s/ *MAURA R. MIZUGUCHI
     -------------------------------------------       Controller and Principal        August 30, 2000
                 Maura R. Mizuguchi                      Accounting Officer

              /s/ *WALTER E. SKOWRONSKI
     -------------------------------------------       Director                        August 30, 2000
                Walter E. Skowronski



*By:                 /s/ THOMAS J. MOTHERWAY
             --------------------------------------
                       Thomas J. Motherway                                                   August 30, 2000
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------
1.                         Form of Distribution Agreement.*

4(a).                      Form of Indenture between Boeing Capital Corporation and
                           Bankers Trust Company providing for the issuance of the
                           Senior Notes.

4(b).                      Form of Indenture between Boeing Capital Corporation and
                           Bankers Trust Company providing for the issuance of the
                           Subordinated Notes.

4(c).                      Form of Senior Fixed Rate Medium-Term Note.

4(d).                      Form of Subordinated Fixed Rate Medium-Term Note.

4(e).                      Form of Senior Floating Rate Medium-Term Note.

4(f).                      Form of Subordinated Floating Rate Medium-Term Note.

5.                         Opinion of Sidley & Austin.*

12.                        Computation of Ratio of Earnings to Fixed Charges.**

23(a).                     Consent of Deloitte & Touche LLP.

23(b).                     Intentionally ommitted.

23(c).                     Consent of Sidley & Austin (included in Exhibit 5).*

24.                        Power of Attorney (included on page II-4).*

25(a).                     Statement of Eligibility under the Trust Indenture Act of
                           1939 on Form T-1 of Bankers Trust Company with respect to
                           the Senior Debt Securities.*

25(b).                     Statement of Eligibility under the Trust Indenture Act of
                           1939 on Form T-1 of Bankers Trust Company with respect to
                           the Subordinated Debt Securities.*


------------------------

* Previously filed with Boeing Capital's S-3 Registration Statement on July 7, 1999.


** Incorporated by reference to Boeing Capital's Annual Report on Form 10-K for the year ended December 31, 1999, Boeing Capital's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and Boeing Capital's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.